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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☐	Soliciting Material Pursuant to §240.14a-12
INTERNATIONAL MULTIFOODS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL MULTIFOODS CORPORATION
110 CHESHIRE LANE
MINNETONKA, MINNESOTA 55305
952-594-3300

May 15, 2003

Dear Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of International Multifoods Corporation. The meeting will be held on Friday, June 20, 2003, at 1:00 p.m. local time, in the Thrivent Financial for Lutherans Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon during the meeting.

        Your copy of the Annual Report to Stockholders for the fiscal year ended March 1, 2003 is enclosed or has been sent to you.

        We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope in order to ensure that your shares will be represented at the meeting.

                      Sincerely,

                      Gary E. Costley, Ph.D.
                       Chairman and Chief Executive Officer

INTERNATIONAL MULTIFOODS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 20, 2003

TO THE STOCKHOLDERS OF
INTERNATIONAL MULTIFOODS CORPORATION:

        The Annual Meeting of Stockholders of International Multifoods Corporation ("Multifoods") will be held on Friday, June 20, 2003, at 1:00 p.m. local time, in the Thrivent Financial for Lutherans Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, for the following purposes:

  1.
  To elect three directors for a term of three years;

  2.
  To approve the appointment of KPMG LLP as Multifoods' independent auditors for the fiscal year ending February 28, 2004; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Holders of record of Multifoods' Common Stock as of the close of business on May 1, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES.

                      By Order of the Board of Directors,

                      FRANK W. BONVINO
                       Secretary

May 15, 2003

INTERNATIONAL MULTIFOODS CORPORATION
110 Cheshire Lane
Minnetonka, Minnesota 55305

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 20, 2003

GENERAL MATTERS

Solicitation of Proxies

        This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of International Multifoods Corporation ("Multifoods") in connection with the Annual Meeting of Stockholders of Multifoods to be held on June 20, 2003, and any adjournment thereof. The Board of Directors of Multifoods is soliciting proxies for voting on the matters described in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy, along with Multifoods' Annual Report to Stockholders, were sent to stockholders of Multifoods on or about May 15, 2003. We are paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. The solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to Multifoods' stockholders.

Who Can Vote

        Only stockholders of record as of the close of business on May 1, 2003 will be entitled to vote at the Annual Meeting. As of that date, there were 19,194,915 shares of Common Stock, par value $.10 per share, issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

How You Can Vote

        You can vote by completing and returning your signed proxy card. If you return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. With respect to the election of directors, you may (i) vote for the nominees named in this Proxy Statement as a group, (ii) withhold authority to vote for the nominees as a group or (iii) vote for such nominees other than any nominee you identify in the appropriate space on the proxy. With respect to each other matter, you may vote FOR, AGAINST or ABSTAIN from voting. If you abstain, you will be deemed to have cast a vote at the Annual Meeting and, therefore, your abstention will have the effect of a vote against a matter. If no specific instructions are indicated on the proxy, your shares will be voted (i) FOR the election of the three directors as nominated, (ii) FOR the approval of the appointment of KPMG LLP as the independent auditors of Multifoods and (iii) with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy. If a broker indicates on the proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered as votes cast with respect to that matter and, therefore, will not affect the outcome of the vote with respect to that matter.

Votes Required

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the three director nominees receiving the most votes for their election will be elected directors. With respect to the approval of all other matters to come before the Annual Meeting, including the appointment of KPMG LLP as the independent auditors of Multifoods, the affirmative vote of a majority of the total votes cast will be required.

How You May Revoke or Change Your Vote

        You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of Multifoods, by submitting a properly signed proxy that is dated subsequent to the earlier proxy or by delivering a written revocation at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 1, 2003 (unless otherwise noted), certain information with respect to:

  •
  all stockholders known to Multifoods to be the beneficial owners of more than 5% of Multifoods' Common Stock;

  •
  the beneficial ownership of Multifoods' Common Stock by each director, nominee and executive officer of Multifoods named in the Summary Compensation Table under the heading "Executive Compensation" below; and

  •
  all directors and executive officers of Multifoods as a group.

        Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Putnam, LLC. d/b/a Putnam Investments One Post Office Square Boston, Massachusetts 02109	2,010,132(1)		10.48%
Archer Daniels Midland Company 4666 Faries Parkway Decatur, Illinois 62526	1,621,650(2)		8.53%
Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	982,000(3)		5.12%
Gary E. Costley, Ph.D	442,062(4	)(5)	2.26%
Frank W. Bonvino	108,045(4	)(5)	*
Robert S. Wright	106,566(4)		*
Dan C. Swander	51,743(4	)(5)	*
John E. Byom	47,863(4	)(5)	*
James H. White	41,519(4	)(5)	*
Jack D. Rehm	35,586(4)		*
Nicholas L. Reding	30,732(4)		*
Dolph W. von Arx	23,796(4)		*
Lois D. Rice	21,389(4)		*
Claire L. Arnold	21,088(4)		*
James M. Jenness	3,733(4)		*
Joseph G. Parham, Jr.	1,000		*
Isaiah "Ike" Harris, Jr.	0
J. David Pierson	0
All Executive Officers and Directors as a Group (24 persons)	1,268,127(6)		6.30%

  *
  Less than 1%

  (1)
  Putnam, LLC. d/b/a Putnam Investments ("PI"), in a joint filing with Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, LLC. ("PIM") and The Putnam Advisory Company, LLC. ("PAC"), reported on a Schedule 13G, dated February 5, 2003, filed with the Securities and Exchange Commission, that PI has shared voting power with respect to 707,305 of the shares and shared dispositive power with respect to all of the shares; that PIM beneficially owns, and has shared dispositive power with respect to, 610,850 of the shares and has shared voting power with respect to 2,420 of the shares; and that PAC beneficially owns, and has shared dispositive power with respect to, 1,399,282 of the shares and has shared voting power with respect to 704,885 of the shares. PI, MMC, PIM and PAC reported that no single person other than the persons filing the Schedule 13G have an economic interest in the shares which relates to more than 5% of the class of shares. In addition, PI and MMC disclaim beneficial ownership of all of the shares reported on the Schedule 13G and further reported that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of such shares.

  (2)
  The information was reported on an amended Schedule 13D, dated June 4, 1993.

  (3)
  Capital Group International, Inc. ("CGII"), as a parent holding company of its subsidiaries Capital Guardian Trust Company and Capital International Research and Management, Inc., dba Capital International, Inc., reported on a Schedule 13G, dated February 10, 2003, filed with the Securities and Exchange Commission, that CGII has sole voting power with respect to 729,700 of the shares and sole dispositive power with respect to all of the shares. CGII reported that it is the holding company of a group of investment management companies, which include a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and several investment advisors registered under Section 203 of the Investment Advisors Act of 1940, that provide investment advisory and management services for their respective clients (including registered investment companies and institutional accounts). In addition, CGII disclaims beneficial ownership of all of the shares reported on the Schedule 13G and further reported that it does not have investment power or voting power over any of the shares.

  (4)
  The total number of shares beneficially owned by the following persons includes the following number of shares issuable pursuant to stock options that are currently exercisable: Dr. Costley—372,250; Mr. Bonvino—81,500; Mr. Wright—87,334; Mr. Swander—25,000; Mr. Byom—40,967; Mr. White—30,000; Mr. Rehm—16,000; Mr. Reding—16,000; Mr. von Arx 18,054; Mrs. Rice—18,163; Ms. Arnold—15,764; and Mr. Jenness—2,500.

  (5)
  The total number of shares beneficially owned by the following persons includes the following number of shares held in trust for the benefit of the participant under the Employees' Voluntary Investment Savings Plan of Multifoods (the "Savings Plan"): Dr. Costley—4,080, Mr. Bonvino—10,361, Mr. Swander—243, Mr. Byom—5,746 and Mr. White—269.

  (6)
  Includes 957,170 shares issuable pursuant to stock options that are currently exercisable and 51,644 shares held in trust for the benefit of the executive officers under the Savings Plan and the Stock Purchase Plan of Robin Hood Multifoods Inc., a wholly-owned subsidiary of Multifoods.

Certain Relationships and Related Transactions

        Multifoods is a party to two supply agreements with ADM Milling Co., a wholly-owned subsidiary of Archer Daniels Midland Company. As indicated in the above table, Archer Daniels Midland Company is a beneficial owner of more than 5% of Multifoods' Common Stock. Pursuant to the supply agreements, Multifoods has agreed to purchase from ADM Milling, and ADM Milling has agreed to manufacture and sell to Multifoods, certain minimum quantities of flour, corn meal, corn grit and mix products for use in connection with certain of Multifoods' businesses. The purchase prices paid by Multifoods for products purchased under the supply agreements are determined by application of a "cost plus yield rate" formula as defined in each supply agreement. During fiscal year 2003, Multifoods purchased approximately $55.2 million of products under the ADM Milling supply agreements. Multifoods expects the supply agreements to continue during Multifoods' 2004 fiscal year.

ELECTION OF DIRECTORS

Composition of Board and Term of Office

        The Board of Directors of Multifoods is composed of ten members divided into three classes. Generally, the members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Gary E. Costley, J. David Pierson, Nicholas L. Reding and Jack D. Rehm are Class III directors whose terms expire at the Annual Meeting. Isaiah "Ike" Harris, Jr., Joseph G. Parham, Jr., Lois D. Rice and Dolph W. von Arx are Class I directors whose terms expire in 2004. Claire L. Arnold and James M. Jenness are Class II directors whose terms expire in 2005. The Board of Directors has nominated Dr. Costley, Mr. Pierson and Mr. Reding for election as Class III directors of the Board of Directors at the Annual Meeting for terms of three years, and each has agreed to serve if elected. Lois D. Rice and Jack D. Rehm both will retire from the Board of Directors effective as of June 20, 2003 in accordance with Multifoods' Principles of Corporate Governance. The other directors of Multifoods will continue in office for their existing terms. Mr. Harris, Mr. Parham and Mr. Pierson were elected by the Board of Directors on September 18, 2002. All of the other directors were elected to the Board of Directors by the stockholders.

        Unless otherwise directed by you in your proxy, we will vote your shares for the election of the nominees named. In the event that any nominee becomes unavailable for election at the Annual Meeting, we will vote your shares for a substitute nominee as recommended by the Board of Directors, unless you tell us not to on your proxy card.

Biographical Information of Directors

[PHOTO]
CLAIRE L. ARNOLD, 56    Director since 1997

Ms. Arnold is currently Chief Executive Officer of Leapfrog Services, Inc. (computer technology outsourcing services), which office she has held since June 1998. Ms. Arnold was a private investor from June 1994 to June 1998. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company holding stock in NCC L.P., a major distributor of grocery, tobacco, confection, health and beauty, and allied products to retail stores, from August 1979 to April 1994. Ms. Arnold was Chief Executive Officer of NCC L.P. from August 1979 to June 1994 and was also its Chairman from August 1979 to November 1992. Ms. Arnold is a director of Ruby Tuesday, Inc. and Schweitzer-Mauduit International, Inc.

[PHOTO]
GARY E. COSTLEY, Ph.D., 59    Director since 1997

Dr. Costley is Chairman of the Board and Chief Executive Officer of Multifoods, which office he has held since November 2001. From January 1997 to November 2001, Dr. Costley was the Chairman of the Board, President and Chief Executive Officer of Multifoods. From May 1995 to December 1996, Dr. Costley served as dean of the Babcock Graduate School of Management at Wake Forest University. Prior to July 1994, Dr. Costley was an Executive Vice President of Kellogg Company and President, Kellogg North America. Dr. Costley is a director of Pharmacopeia, Inc. and Principal Financial Group, Inc.

[PHOTO]
ISAIAH "IKE" HARRIS, JR., 50    Director since 2002

Mr. Harris is President, Consumer Services, for BellSouth Corporation (telecommunications), which office he has held since September 2000. From January 2000 to September 2000, Mr. Harris was Corporate Vice President, Finance, for BellSouth Corporation and prior to that he served as Vice President and Chief Financial Officer for BellSouth Telecommunications, Inc., beginning in 1997. From 1987 to 1997, he held various positions with SuperValu Inc., including Vice President and Controller. Before joining SuperValu, Mr. Harris, a Certified Public Accountant, spent 13 years with Peat Marwick Main & Co.

[PHOTO]
JAMES M. JENNESS, 56    Director since 2001

Mr. Jenness is Chief Executive Officer of Integrated Merchandising Systems LLC (outsource management of retail promotion and branded merchandising), which position he has held since April 1997. From July 1996 until April 1997, Mr. Jenness served as Vice Chairman and Chief Operating Officer of the Leo Burnett Company and, before that, as Global Vice Chairman North America and Latin America from February 1993 to July 1996. Mr. Jenness is also a director of Kellogg Company and Schwarz Company.

[PHOTO]
JOSEPH G. PARHAM, JR., 53    Director since 2002

Mr. Parham is Senior Vice President of Human Resources for Acuity Brands, Inc. (manufacturer of lighting fixtures and specialty chemicals), which position he has held since December 2001. From May 2000 to November 2001, Mr. Parham served as the Senior Vice President of Human Resources for National Service Industries, Inc. From 1999 to 2000, he served as President and Chief Operating Officer of the Polaroid Eyewear Division of Polaroid Corporation, and from 1994 to 1999, he served as Senior Vice President, Human Resources, of Polaroid Corporation.

[PHOTO]
J. DAVID PIERSON, 56    Director since 2002

Mr. Pierson is Chairman, Chief Executive Officer and President of CPI Corp. (North American portrait studio operator), which position he has held since February 2002. From March 2001 to February 2002, Mr. Pierson was Chairman and Chief Executive Officer of CPI. From 1996 to 2001, Mr. Pierson served as President, Cole Licensed Brands, a division of Cole National Corporation. Prior to that time, he held a variety of executive positions with Cole Licensed Brands, including General Manager, Vice President, Operations and Manufacturing and Vice President, Operations.

[PHOTO]
NICHOLAS L. REDING, 68    Director since 1988

Mr. Reding is former Vice Chairman of the Board of Monsanto Company (food, agriculture and pharmaceuticals), which office he held from January 1993 to December 1998. Mr. Reding is currently Chairman of the Board of Directors of both The Nidus Center for Scientific Enterprise and the Keystone Center. Mr. Reding is a director of CPI Corp. and Meredith Corporation.

[PHOTO]

JACK D. REHM, 70    Director since 1991

Mr. Rehm is former Chairman of the Board of Meredith Corporation (diversified media), which office he held from January 1997 to January 1998. From July 1994 to January 1997, Mr. Rehm was Chairman of the Board and Chief Executive Officer of Meredith Corporation. Mr. Rehm is a director of StarTek, Inc.

[PHOTO]
LOIS D. RICE, 70    Director since 1991

Mrs. Rice is a guest scholar at The Brookings Institution (an education and public policy research organization), a position she has held since October 1991. Mrs. Rice is a director of The McGraw-Hill Companies, Inc. and UNUM/Provident Corporation.

[PHOTO]
DOLPH W. VON ARX, 68    Director since 1997

Mr. von Arx is former Chairman of the Board of Isolux Corporation (fiber optic cable for medical and surgical applications), which office he held from November 1998 to February 2001. Mr. von Arx was Chairman of the Board of Morrison Restaurants, Inc. from March 1996 to June 1998. Prior to his retirement in 1991, Mr. von Arx was Chairman of the Board, President and Chief Executive Officer of Planters Lifesavers Company, an affiliate of RJR Nabisco, Inc. Mr. von Arx is a director of Cree, Inc., Ruby Tuesday, Inc. and Northern Trust of Florida Corp., a subsidiary of Northern Trust Corp.

Meetings and Committees of the Board of Directors

        The Board of Directors held five meetings during the fiscal year ended March 1, 2003, four of which were regularly scheduled meetings. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he or she served (during the period for which he or she was a director). The Board of Directors has several committees, which are described below.

Audit Committee

Members:	Jack D. Rehm (Chair), Claire L. Arnold, Isaiah "Ike" Harris, Jr., James M. Jenness, J. David Pierson and Lois D. Rice
Number of Meetings in Fiscal Year 2003: Four
Functions:	•	recommends to the Board of Directors annually the selection and compensation of independent auditors
	•	meets with Multifoods' independent auditor and reviews its independence, activities and reports
	•	reviews the financial statements to be included in the Annual Report to Stockholders and recommends approval by the Board of Directors
	•	monitors accounting and financial reporting practices throughout Multifoods
	•	reviews internal accounting controls and monitors compliance with Multifoods' prescribed procedures, policies and code of ethics
	•	reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors
	•	determines and pre-approves the type and scope of all audit and non-audit services provided by Multifoods' independent auditor

        The Board of Directors has determined that Isaiah "Ike" Harris, Jr. is an "audit committee financial expert" as defined under the rules of the Securities and Exchange Commission and that Mr. Harris and each other member of the Audit Committee is independent as defined under the current listing standards of the New York Stock Exchange. In addition, following the end of fiscal year 2003, the Board of Directors amended the Audit Committee Charter to reflect the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees. The Audit Committee and the Board of Directors will continue to review the Audit Committee Charter following the adoption of the currently proposed New York Stock Exchange audit committee standards and any new rules regarding audit committee responsibility under the Sarbanes-Oxley Act. A copy of the amended Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

Compensation and Human Resources Committee

Members:	Nicholas L. Reding (Chair), Claire L. Arnold, Joseph G. Parham, Jr., Jack D. Rehm and Dolph W. von Arx
Number of Meetings in Fiscal Year 2003: Four
Functions:	•	approves the compensation policies of Multifoods
	•	determines the compensation paid to officers of Multifoods
	•	makes recommendations to the Board of Directors with respect to the cash compensation of the Chief Executive Officer of Multifoods and establishes and reviews performance standards under compensation programs for officers of Multifoods
	•	administers Multifoods' stock option, stock-based incentive and bonus plans and makes grants or awards under such plans
	•	recommends to the Board of Directors the adoption of or amendments to employee benefit plans and stock-based incentive plans of Multifoods

•	facilitates annually the process by which the performance of the Chairman of the Board and Chief Executive Officer is evaluated by the Board of Directors
•	facilitates annually the process by which Multifoods management's succession plan for executive management and performance of these individuals is evaluated

Executive Committee

Members:	Gary E. Costley (Chair), Claire L. Arnold, Nicholas L. Reding, Jack D. Rehm and Dolph W. von Arx
Number of Meetings in Fiscal Year 2003: None
Functions:	•	such powers and authority as may be expressly conferred upon it from time to time by the Board of Directors

Finance and Benefit Investment Committee

Members:	Dolph W. von Arx (Chair), Claire L. Arnold, Isaiah "Ike" Harris, Jr., James M. Jenness, Joseph G. Parham, Jr., J. David Pierson, Nicholas L. Reding, Jack D. Rehm and Lois D. Rice.
Number of Meetings in Fiscal Year 2003: Two
Functions:	•	reviews the capital structure, source and use of funds and financial position of Multifoods and makes periodic reports to the Board of Directors on such reviews
	•	provides advice and counsel regarding financial policies to management of Multifoods and the Board of Directors
	•	establishes investment policies and guidelines for employee benefit plans, approves investment managers of employee benefit plan assets and reviews investment performance of such plan assets

Nominating and Corporate Governance Committee

Members:	Clair L. Arnold (Chair), James M. Jenness, Joseph G. Parham, Jr., Nicholas L. Reding, Lois D. Rice and Dolph W. von Arx
Number of Meetings in Fiscal Year 2003: Three
Functions:	•	reviews, evaluates and recommends director candidates for nomination by the Board of Directors and establishes guidelines for the Board of Directors in considering nominees
	•	reviews corporate governance issues and makes recommendations to the Board of Directors on corporate governance matters

        The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if a written recommendation is submitted to the Secretary of Multifoods at least 90 days prior to the date of the annual meeting of stockholders, along with the written consent of such nominee to serve as director.

Corporate Governance Principles

        In 1999, the Board of Directors adopted the Multifoods Principles of Corporate Governance. Following the end of fiscal year 2003, we reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange regarding corporate governance policies and processes. As a result, the Board of Directors amended the Principles of Corporate Governance, a copy of which is attached to this Proxy Statement as Exhibit B. You can also access our Principles of Corporate Governance in the "Investor Relations" section of our website at http://www.multifoods.com. Multifoods and the Board of Directors and its committees will continue to review, and amend to the extent necessary, its governance principles and charters to reflect all requirements of the rules implemented under the Sarbanes-Oxley Act and the standards of the New York Stock Exchange.

Codes of Business Conduct and Ethics

        All of our employees and directors are bound by our Code of Business Conduct and Ethics. In addition, our Chief Executive Officer and all senior financial officers, including our Chief Financial Officer and our Principal Accounting Officer (the "Officers") are required to abide by our Code of Ethics for CEO and Senior Financial Officers. Both our Code of Business Conduct and Ethics and our Code of Ethics for CEO and Senior Financial Officers (collectively, the "Codes of Ethics") are published in the "Investor Relations" section of our web site at http://www.multifoods.com. We intend to disclose future amendments to, or waivers from, certain provisions of these Codes of Ethics for Officers on our web site within two business days following the date of such amendment or waiver.

Compensation of Directors

        Multifoods structures director compensation to attract and retain qualified non-employee directors, and to further align the interests of those directors with the interests of stockholders by linking a portion of their compensation to stock performance. Directors who are also employees of Multifoods are not separately compensated for any services provided as a director.

        Annual Retainer and Meeting Fees.    Non-employee directors receive the following fees for their service on the Board of Directors:

Annual Retainer	$30,000 ($32,500 in case of Chair of Committee)
Fee for each Board Meeting	$1,500
Fee for each Committee Meeting	$1,250

        Directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock. During the fiscal year ended March 1, 2003, each non-employee director who was eligible to elect to take all or part of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock, elected to do so. Amounts received by a director also may be deferred pursuant to Multifoods' Fee Deferral Plan for Non-Employee Directors for a minimum period of two years. Interest is paid on deferred amounts at a rate that is calculated quarterly and corresponds to Multifoods' short-term borrowing rate then in effect. None of the directors deferred compensation under such plan during the fiscal year ended March 1, 2003.

        Stock Options.    On the first business day in July of each year, each non-employee director is granted a non-qualified stock option to purchase 2,500 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on such date.

Director Stock Ownership Guidelines

        The Board has adopted a director stock ownership guideline, which provides that each non-employee director is expected to own Common Stock having a value of four times the amount of the annual retainer fee paid to such director, at the end of a period of five years commencing as of July 1, 1998. Each non-employee director who is elected for the first time after July 1, 1998 will be expected to own Common Stock having a value of four times the amount of the annual retainer fee paid to such director, at the end of a period of five years commencing on the date such director is elected.

COMPENSATION AND HUMAN RESOURCES COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

        The philosophy of the Compensation and Human Resources Committee (the "Compensation Committee") with respect to the compensation of Multifoods' executive officers consists of the following core principles:

  •
  Base salary and benefits should be competitive in order to attract and retain well-qualified executives.

  •
  A significant part of the executive officers' compensation should be at risk. Accordingly, incentive compensation should be directly related to achieving specified levels of financial and individual performance goals.

  •
  Stock ownership of Multifoods' Common Stock by the executive officers creates a valuable link between management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

Executive Compensation Program

        Multifoods' executive compensation program has four components that are intended to reflect Multifoods' compensation philosophy.

        Base Salary.    Base salary and adjustments to base salary for the executive officers are targeted at the median of the competitive market. An executive officer's base salary may be above or below the median, depending upon the officer's individual experience and performance. For the purpose of determining the median of the competitive market, the Compensation Committee regularly reviews and considers the salary ranges of officers in comparable positions at companies of comparable size to Multifoods. The peer group of companies used in the comparison consists of approximately 120 companies that have annual sales ranging from $1 billion to $3 billion. Multifoods uses a broad base of companies of comparable size to reflect the market in which Multifoods competes for executive talent. Accordingly, the peer group is not limited to food companies included in the Standard & Poor's 400 Packaged Foods and Meats Index, which has been used for the purpose of comparison in the Stock Performance Graph in this Proxy Statement.

        The Compensation Committee reviews the base salary of each executive officer on a regular basis. The Compensation Committee generally grants a salary increase to an executive officer once every 12 to 18 months, based upon the Compensation Committee's judgment of the officer's individual performance and contribution to Multifoods, the financial performance of Multifoods, Multifoods' established merit increase guidelines and the median of the competitive market.

        Annual Incentive.    Multifoods' executives are eligible for an annual cash incentive under Multifoods' Management Incentive Plan. Under the Management Incentive Plan, the Compensation Committee adopted two incentive plans for fiscal year 2003 that are applicable to executive officers: the Executive Officers Incentive Plan and the Executive and Key Management Incentive Plan (collectively, the "2003 Incentive Plans"). Dr. Costley and Mr. Swander were the only participants under the Executive Officers Incentive Plan. The other executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below, were participants in the Executive and Key Management Incentive Plan.

        The 2003 Incentive Plans provided for incentive awards based on consolidated improvements in Economic Value Added ("EVA®") and the earnings per share of Multifoods' Common Stock ("EPS"). EVA is a measure of economic profit that determines whether a business is earning more than its after-tax cost of capital. In general, EVA is net operating profit after taxes, less a charge for the use of capital.

Individual performance goals were also established for each participant. Further, and in order to reward achievement of financial and individual performance goals, incentive target awards for each participant (expressed as a percentage of annual base salary) were established. Based on the extent to which the financial and individual performance goals were attained, the sum of all incentive awards for each participant could reach up to two times the participant's target incentive award.

        Under the Executive Officers Incentive Plan, seventy percent of the incentive awards for participants was based on results against the predetermined financial goals (with EVA improvement and EPS each representing fifty percent of this financial component). Up to thirty percent of the incentive award under the Executive Officers Incentive Plan could be awarded based upon achievement of the participant's individual performance goals. To be eligible for the individual performance component of the incentive award, at least one of the Multifoods business units had to achieve a threshold level of performance against predetermined business unit EVA improvement and internal operating earnings goals.

        Under the Executive and Key Management Incentive Plan, seventy percent of the incentive awards for participants was based on results against the predetermined financial goals (with EVA improvement and EPS each representing fifty percent of this financial component). The remaining thirty percent of the incentive awards for all participants was "pooled" with each participant's individual performance award ranging from zero to forty-five percent of the participant's target award depending on results against individual performance goals. Similar to the Executive Officers Incentive Plan, eligibility for the individual performance component of the incentive award required a threshold level of business unit results against predetermined business unit EVA improvement and internal operating earnings goals. In September 2002, the Compensation Committee adjusted the financial goals for participants under the Executive and Key Management Incentive Plan to reflect the sale of the Multifoods Distribution Group business unit. The financial goals under the Executive Officers Incentive Plan were not adjusted.

        Under both of the 2003 Incentive Plans, the target incentive award, represented as a percentage of base salary, for each executive officer was set at approximately the 75th percentile of competitive practice. For this purpose, the Compensation Committee reviewed and considered incentive amounts awarded to officers in comparable positions at companies of comparable size to Multifoods, as described above. For fiscal year 2003, the target incentive award for the Chief Executive Officer was 100% of base salary and for the other executive officers named in the Summary Compensation Table was 80% of base salary. The Compensation Committee retained discretion to reduce or eliminate the incentive compensation awarded to any participant under the 2003 Incentive Plans for any reason.

        For fiscal year 2003, Mr. Wright received his full target incentive award as a result of the sale of the Multifoods Distribution Group business unit. Mr. White was paid a guaranteed incentive of $100,000 during fiscal year 2003 as provided for in his offer of employment with Multifoods. None of the other executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below, received an incentive award under the 2003 Incentive Plans.

        Long-Term Compensation.    Stock options, restricted stock and restricted stock units are used to motivate and retain selected key employees. Shares of stock issued under this program are authorized by the 1997 Stock-Based Incentive Plan of Multifoods (the "1997 Plan"). The Compensation Committee grants stock options, restricted stock and restricted stock units to the executive officers of Multifoods on a discretionary basis. The Compensation Committee considers, among other things, the financial and economic performance of Multifoods in determining whether or not to grant stock-based awards to the executive officers. The Compensation Committee takes into account the number of stock-based awards outstanding or previously granted in determining the awards. The Compensation Committee, at its discretion, may also consider the scope of an officer's responsibilities and the officer's individual performance in determining the size of an award. In addition, the Compensation Committee grants stock-based awards to new officers and key employees of Multifoods in order to provide appropriate incentives to promote the long-term growth of Multifoods. Stock options granted to the executive officers have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and have ten-year terms. Restricted stock and restricted stock unit awards generally vest over a period of three to five years. The Compensation Committee believes that the continuation of stock-based incentives is essential to implementing its compensation philosophy that a significant part of the executive officers' compensation should be at risk and linked to the interests of Multifoods' stockholders. During fiscal year 2003, the Compensation Committee and the full Board of Directors considered the issue of expensing of stock options and have determined to reserve decision on this issue pending clarifying regulatory and accounting pronouncements.

        Stock Ownership Targets.    In 1992, the Compensation Committee established a stock ownership program that includes stock ownership targets for key management employees of Multifoods, including Multifoods' executive officers. In 1997, the Compensation Committee modified the target ownership guidelines under the stock ownership program. Under the modified stock ownership program, during a ten-year period commencing in 1997, each participant in the stock ownership program is expected to achieve stock ownership targets based on a multiple of the participant's targeted annual cash compensation. The multiple for the Chief Executive Officer of Multifoods is two times targeted annual cash compensation and the multiple for all other participants is 1.5 times targeted annual cash compensation. The stock ownership target is expressed both as a dollar value and as a number of shares. Such number of shares is determined by dividing the multiple of targeted annual cash compensation by the approximate market price of a share of Common Stock of Multifoods at the time the modified stock ownership program was adopted.

        Participants in the stock ownership program who achieve their target ownership targets are eligible to receive awards of restricted stock. The participants selected to receive awards and the number of shares subject to each award are determined in the discretion of the Compensation Committee and are based primarily upon the number of shares of Multifoods' Common Stock acquired by the participant during each calendar year toward the participant's annual stock ownership target under the program. However, the Compensation Committee retains the discretion to reduce or eliminate a participant's restricted stock award for any reason. In determining the number of shares of Common Stock acquired by the participants during a calendar year under the program, the Compensation Committee includes shares purchased by individual participants in the open market or upon the exercise of stock options and shares of restricted stock that vested during the calendar year. The number of shares of restricted stock awarded to each participant is equal to approximately 15% of the number of shares of Common Stock acquired by the participant during the applicable calendar year up to a limit of 1.5 times the annual stock ownership target for the participant for that calendar year. The Compensation Committee believes that such awards of restricted stock will encourage Multifoods' management to continue to obtain and hold a significant number of shares of Multifoods' Common Stock.

Compensation of the Chief Executive Officer

        Gary E. Costley.    The Compensation Committee and the full Board of Directors conduct a rigorous annual performance evaluation of Dr. Costley's performance, with input from executive management of Multifoods, Dr. Costley himself and each member of the Board of Directors. Dr. Costley is eligible for a salary increase once every 12 to 18 months, consistent with the policy relating to the other executive officers of Multifoods.

        In September 2002, the Board of Directors reviewed the base salary of Dr. Costley, noting that his last salary increase was effective March 1, 2001. The Board of Directors evaluated Dr. Costley's performance as Chairman of the Board and Chief Executive Officer. Such evaluation was, in part, based upon a review of Dr. Costley's success in meeting performance objectives during fiscal year 2002 and the first six months of fiscal year 2003. In addition, the Board of Directors considered the financial performance of Multifoods and conducted interviews with other executive officers of Multifoods. The Board of Directors also considered a market analysis of base salaries of chief executive officers of public companies having sales revenues between $1 billion and $3 billion. Based upon the favorable evaluation by the Board of Directors of Dr. Costley's performance and the market analysis of base salaries, the Compensation Committee recommended an annual salary increase of $55,000 for Dr. Costley effective October 1, 2002. This recommendation was approved by the Board of Directors.

        In fiscal year 2003, Dr. Costley was awarded options to purchase an aggregate of 42,000 shares of Multifoods' Common Stock in accordance with the guidelines described above under the heading, "Long-Term Compensation." The options have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and have a ten-year term. The options vest in annual installments of 14,000 options each over a period of three years. In addition, during fiscal year 2003, Dr. Costley was awarded 22,000 restricted stock units, which vest in three years subject to Dr. Costley's continued employment with Multifoods during the 3-year period. Upon vesting of the restricted stock units, Dr. Costley will be issued 22,000 shares of Common Stock of Multifoods, subject to Multifoods' right to pay Dr. Costley cash in lieu of all or part of the Common Stock.

Tax Deductibility of Executive Compensation

        In the event that compensation paid by Multifoods to any executive officer during the current or any subsequent fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for Multifoods under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1997 Plan, as amended in fiscal years 1999 and 2002, has been approved by stockholders as required by Section 162(m) and, therefore, compensation attributable to stock options and certain other awards granted under the 1997 Plan may be excluded from the $1,000,000 limitation. In addition, the Management Incentive Plan, as amended in fiscal year 2003, has been approved by stockholders as required by Section 162(m), so that cash incentive awards granted under such Plan may be excluded from the $1,000,000 limitation. The Compensation Committee, along with Multifoods, will continue to evaluate Multifoods' compensation plans and programs in view of the Section 162(m) limitation.

                      Nicholas L. Reding, Chairman
                      Claire L. Arnold
                      Joseph G. Parham, Jr.
                      Jack D. Rehm
                      Dolph W. von Arx

                      Members of the Compensation and Human Resources Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the cash compensation and certain other components of compensation for the last three fiscal years of the Chief Executive Officer of Multifoods, the four other most highly compensated executive officers of Multifoods and one other individual who ceased to serve as an executive officer during the last fiscal year.

		Annual Compensation									Long Term Compensation
											Awards
Name and Principal Position	Year	Salary			Bonus(4)			Other Annual Compensation			Restricted Stock Awards(8)			Securities Underlying Options(#)	All Other Compensation(14)
Gary E. Costley, Ph.D. Chairman and Chief Executive Officer	2003 2002 2001	$ $ $	737,917 715,000 680,000		$ $ $	0 0 101,700		$ $ $	0 0 0		$ $ $	601,700 631,500 34,200	(9) (10) (11)	42,000 48,000 100,000	$ $ $	25,827 28,585 33,950
Dan C. Swander President and Chief Operating Officer(1)	2003 2002 2001	$ $	500,000 151,600		$ $	0 0		$ $	127,167 0	(7)	$ $	0 553,250	(12)	0 125,000	$ $	5,833 0
James H. White President, U.S. Consumer Products(1)	2003 2002 2001	$ $	250,000 75,800		$ $	100,000 0	(5)	$ $	0 0		$ $	105,298 248,963	(9) (13)	7,150 30,000	$ $	10,667 0
Frank W. Bonvino Senior Vice President, General Counsel and Secretary	2003 2002 2001	$ $ $	315,000 297,292 265,000		$ $ $	0 0 30,500		$ $ $	0 0 0		$ $ $	116,238 210,500 0	(9) (10)	9,000 15,000 30,000	$ $ $	11,025 11,363 12,383
John E. Byom Senior Vice President, Finance, and Chief Financial Officer	2003 2002 2001	$ $ $	300,000 282,292 240,879		$ $ $	0 0 27,700		$ $ $	0 0 0		$ $ $	116,238 178,925 2,850	(9) (10) (11)	9,000 12,500 32,000	$ $ $	10,500 11,675 10,958
Robert S. Wright Senior Vice President and President, U.S. Foodservice Operations(2)	2003 2002 2001	$ $ $	210,960 357,500 345,000	(3)	$ $ $	442,000 1,800 0	(6)	$ $ $	0 0 0		$ $ $	0 94,725 6,118	(10) (11)	0 7,000 32,000	$ $ $	1,073,315 12,512 18,008	(15)

(1)
Mr. Swander and Mr. White became executive officers of Multifoods in fiscal year 2002.

(2)
Mr. Wright retired as an executive officer and employee of Multifoods effective September 6, 2002.

(3)
The amount includes a cash payment of $22,930 in lieu of unused earned and accrued vacation.

(4)
Except as otherwise noted, the amounts were paid pursuant to Multifoods' Management Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation.

(5)
The amount comprises a guaranteed bonus which was offered to Mr. White in connection with his employment with Multifoods.

(6)
The amount comprises a $292,000 target incentive award under Multifoods' Management Incentive Plan and a $150,000 completion bonus, which amounts were paid to Mr. Wright in connection with the sale of the Multifoods Distribution Group business unit and Mr. Wright's retirement from Multifoods.

(7)
The amount includes certain relocation expenses in connection with Mr. Swander's relocation from California to Minnesota, including $82,736 as tax reimbursement paid to Mr. Swander related to closing costs on the sale of his house. The amount does not include payments made pursuant to Multifoods' standard relocation policy.

(8)
The value of each restricted stock and restricted stock unit award was determined by multiplying the closing market price of Multifoods' Common Stock on the date of grant by the number of shares awarded. As of March 1, 2003, the number and value (based on the closing market price of

  Multifoods' Common Stock on February 28, 2003) of the aggregated restricted stock and restricted stock unit holdings of each of the named executive officers were as follows: 70,232 shares ($1,383,570) by Dr. Costley, 20,000 shares ($394,000) by Mr. Swander, 12,183 shares ($240,005) by Mr. White, 14,820 shares ($291,954) by Mr. Bonvino, and 12,900 shares ($254,130) by Mr. Byom. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest. Dividends are not paid on the restricted stock units.

(9)
Restricted stock units were awarded to the executive officers by the Compensation Committee on June 20, 2002. The number of units awarded were as follows: 22,000 units to Dr. Costley, 3,850 units to Mr. White, 4,250 units to Mr. Bonvino and 4,250 units to Mr. Byom. These units vest in three years subject to the executive officer's continued employment with Multifoods during the 3-year period. The units also vest in the event of a change of control of Multifoods. Upon vesting of the restricted stock units, the executive officer will be issued a like number of shares of Common Stock of Multifoods, subject to Multifoods' right to pay the executive officer cash in lieu of all or part of the Common Stock.

(10)
Restricted stock units were awarded to the executive officers by the Compensation Committee on July 2, 2001. The number of units awarded were as follows: 30,000 units to Dr. Costley, 10,000 units to Mr. Bonvino, 8,500 units to Mr. Byom and 4,500 units to Mr. Wright. These units vest in three years subject to the executive officer's continued employment with Multifoods during the 3-year period. The units also vest in the event of a change of control of Multifoods. The units awarded to Mr. Wright were forfeited upon his retirement from Multifoods on September 6, 2002. Upon vesting of the restricted stock units, the executive officer will be issued a like number of shares of Common Stock of Multifoods, subject to Multifoods' right to pay the executive officer cash in lieu of all or part of the Common Stock.

(11)
The shares of restricted stock were awarded by the Compensation Committee to the executive officer in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The number of shares awarded were as follows: 1,800 shares to Dr. Costley, 150 shares to Mr. Byom and 322 shares to Mr. Wright. Dr. Costley's and Mr. Byom's shares vest on February 12, 2004, subject to the continued employment of the executive officer. The shares also vest in the event of a change in control of Multifoods. Mr. Wright's shares vested upon his retirement from Multifoods on September 6, 2002.

(12)
Multifoods awarded Mr. Swander 25,000 shares of restricted stock in connection with his employment with Multifoods. The shares vested or will vest in five annual installments of 5,000 shares on November 13 of each year from 2002 through 2006, subject to the continued employment of Mr. Swander. These shares also vest in the event of a change of control of Multifoods.

(13)
Multifoods awarded Mr. White 11,250 shares of restricted stock in connection with his employment with Multifoods. Subject to the continued employment of Mr. White, the shares vest as follows: 6,250 of the shares vested or will vest in five annual installments on November 13 of each year from 2002 through 2006 and 5,000 of the shares vested or will vest in three annual installments on November 13 of each year from 2002 through 2004. These shares also vest in the event of a change of control of Multifoods.

(14)
Except as otherwise noted, the amounts reported represent Multifoods' matching contributions to the Savings Plan and Multifoods' Supplemental Deferred Compensation Plan.

(15)
The amount includes a $1,066,332 severance payment made to Mr. Wright in connection with the sale of the Multifoods Distribution Group business unit and Mr. Wright's retirement from Multifoods.

Stock Options

        The following tables summarize stock option grants to and exercises by the executive officers named in the Summary Compensation Table above during Multifoods' fiscal year 2003 and the value of stock options held by such officers at the end of fiscal year 2003.

Option Grants in Fiscal Year 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Share)	Expiration Date
Name					5%	10%
Gary E. Costley, Ph.D.	42,000	19.98%	$27.35	06/19/12	$722,406	$1,830,732
Dan C. Swander	0	0.00%	—	—	$0	$0
James H. White	7,150	3.40%	$27.35	06/19/12	$122,981	$311,660
Frank W. Bonvino	9,000	4.28%	$27.35	06/19/12	$154,801	$392,300
John E. Byom	9,000	4.28%	$27.35	06/19/12	$154,801	$392,300
Robert S. Wright	0	0.00%	—	—	$0	$0

(1)
The options were granted on June 20, 2002, have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and become exercisable over a three year period in equal annual installments. The options also become exercisable in the event of a change in control of Multifoods.

Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
	Shares Acquired on Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Gary E. Costley, Ph.D.	0	$0	372,250	192,750	$1,050,313	$37,813
Dan C. Swander	0	$0	25,000	100,000	$0	$0
James H. White	0	$0	30,000	7,150	$0	$0
Frank W. Bonvino	0	$0	81,500	43,000	$248,719	$0
John E. Byom	0	$0	40,967	17,333	$251,788	$0
Robert S. Wright	0	$0	87,334	0	$253,338	$0

(1)
The value was determined by subtracting the exercise price per share from the closing market price per share of Multifoods' Common Stock on February 28, 2003.

Pension Equity Plan and Management Benefit Plan

        Multifoods maintains the Multifoods Pension Equity Plan (the "Pension Plan") for salaried and certain other employees of Multifoods and its subsidiaries who have completed one year of service with Multifoods or a subsidiary of Multifoods. The Pension Plan is a tax qualified defined benefit pension plan that provides for lump sum payments upon termination of employment. In lieu of a single lump sum payment, an employee may elect to receive immediate or deferred monthly payments for life. An employee's pension benefits are based on years of service with Multifoods and the employee's average base pay for the three consecutive calendar years in which the employee's base pay was the highest during the last ten full calendar years prior to termination of employment (the "Final Average Pay"). Base pay does not include bonuses and other additional compensation. In addition, the amount of base pay covered by the Pension Plan is limited by requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). An employee becomes vested in his or her benefits under the Pension Plan after four years of service or when he or she attains age 65, if earlier. An employee who has completed ten years of service as of December 31, 1995 and whose age plus service as of December 31, 1995 totals 60 or more may elect to have his or her benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. Effective March 1, 1998, the Pension Plan was amended to provide a supplemental pension benefit equal to $10 per month for each year of credited service measured from age 35, up to a maximum supplemental pension of $200 per month.

        Multifoods' Management Benefit Plan provides for the payment of additional amounts to certain key employees of Multifoods and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan without the limitations imposed by the Internal Revenue Code or ERISA. The Management Benefit Plan was amended and restated effective January 1, 1997, and was further amended effective March 1, 1998. Participants in the Management Benefit Plan as of January 1, 1997 (referred to as "grandfathered" participants) generally are eligible to continue their participation under the terms of the Management Benefit Plan in effect prior to January 1, 1997. Grandfathered participants will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of December 31, 1995 (regardless of whether such benefit is actually calculated under that formula) without the limitations imposed by the Internal Revenue Code or ERISA. Grandfathered participants in the Management Benefit Plan are also entitled to lifetime annual income upon retirement equal to 50% of the "Bonus Base." Individuals who become participants in the Management Benefit Plan on or after January 1, 1997 will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of January 1, 1996 without the limitations imposed by the Internal Revenue Code or ERISA. Such individuals will not be entitled to any benefit based upon incentive bonuses. For employees who became participants in the Management Benefit Plan prior to March 1, 1990, the Bonus Base is the average of the five highest bonuses awarded to the participant under the Management Incentive Plan during the last ten years of employment by Multifoods prior to retirement. For employees who became participants in the Management Benefit Plan on or after March 1, 1990, the Bonus Base includes such bonuses awarded only while the employee is a participant in the Management Benefit Plan unless the Compensation Committee prescribes otherwise. The level of annual benefits is reduced if a grandfathered participant retires prior to age 62. For any other participant, the level of annual benefits is reduced if the participant retires prior to age 65. A participant in the Management Benefit Plan becomes vested in his or her benefits under the Management Benefit Plan upon completion of five years of service with Multifoods or when he or she attains age 65, if earlier.

        The following table shows the estimated combined annual amounts payable with respect to various classifications of earnings and years of service to participants in the Pension Plan who are not grandfathered participants in the Management Benefit Plan, and who retire at the normal retirement age of 65 and elect payment of a straight life annuity.

Pension Plan Table

	Years of Service
Remuneration
	5 years	10 years	15 years	20 years	25 years	30 years	35 years
$200,000	$12,779	$23,206	$31,837	$38,738	$43,441	$46,968	$49,741
$400,000	$25,877	$46,867	$64,117	$77,778	$87,551	$94,880	$100,611
$600,000	$38,974	$70,527	$96,397	$116,818	$131,661	$142,793	$151,482
$800,000	$52,072	$94,188	$128,677	$155,858	$175,771	$190,705	$202,352

        The number of years of service under the Pension Plan for each of the executive officers named in the Summary Compensation Table is as follows: Dr. Costley—6, Mr. Swander—1, Mr. White—1, Mr. Bonvino—31, Mr. Byom—24, and Mr. Wright—10. Dr. Costley and Messrs. White, Bonvino, Byom and Wright are fully vested in the Management Benefit Plan. Dr. Costley has waived his entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses. In addition, Mr. Wright and Mr. Bonvino have each waived their entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to them with respect to any fiscal year of Multifoods ending after fiscal year 1998. Messrs. Swander, White and Byom are not grandfathered participants in the Management Benefit Plan. Dr. Costley, Mr. Bonvino and Mr. Wright are grandfathered participants under the Management Benefit Plan and, therefore, the annual benefit under the Pension Plan and the Management Benefit Plan payable Dr. Costley and Mr. Bonvino upon retirement at the normal retirement age of 65 is estimated to be $113,018 for Dr. Costley and $185,275 for Mr. Bonvino. Mr. Wright retired from his employment with Multifoods on September 6, 2002. He elected to receive a lump sum payment of $144,958 under the Pension Plan and receives an annual benefit under the Management Benefit Plan of $50,112. Messrs. Swander, Bonvino and Wright each have additional retirement benefits as described below.

Supplemental Retirement Benefits

        Mr. Swander has an arrangement with Multifoods pursuant to which he will be credited with one and one-half years of service under the Pension Plan for each year of his employment with Multifoods. If Mr. Swander had terminated employment with Multifoods on March 1, 2003, no annual supplemental retirement benefit would have been payable to Mr. Swander upon obtaining age 65.

        Mr. Bonvino has an arrangement with Multifoods which provides that if, prior to the date on which Mr. Bonvino attains age 62, (1) Mr. Bonvino's employment with Multifoods is terminated for any reason other than cause, (2) Mr. Bonvino resigns for "good reason" (as defined in the agreement), or (3) there is a change in control of Multifoods, Mr. Bonvino's retirement benefit under the Pension Plan and the Management Benefit Plan will be determined (a) as if he had 25 years of credited service under the Pension Plan (or the actual years of credited service if greater than 25), and (b) as if his date of birth was five years earlier than his actual date of birth, except that, in no event, will his deemed age be older than 62. If Mr. Bonvino had terminated employment with Multifoods on March 1, 2003, the annual supplemental retirement benefit payable to Mr. Bonvino commencing April 1, 2003 would have been $1,841.

        Mr. Wright had an arrangement with Multifoods pursuant to which he was credited with two years of service, which was reinstated from his prior employment with Multifoods from 1992 to 1994. In addition, commencing with his re-employment with Multifoods in August 1995, Mr. Wright was credited with two years of service under the Pension Plan for each additional year of employment with Multifoods. Mr. Wright also had the right to elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. The supplemental retirement arrangement also provided for immediate vesting in an annual benefit equal to 50% of the five highest bonuses payable to him under Multifoods' Management Incentive Plan in his last ten years of employment with Multifoods, including bonuses paid during his previous period of employment. However, Mr. Wright waived his entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to him with respect to any fiscal year of Multifoods ending after fiscal year 1998. Mr. Wright retired from his employment with Multifoods on September 6, 2002 and the annual supplemental retirement benefit payable to Mr. Wright is $27,602.

Supplemental Deferred Compensation Plan

        Multifoods maintains the Supplemental Deferred Compensation Plan (the "Deferred Compensation Plan") for certain key employees of Multifoods and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they may defer on a "non-qualified" basis the amounts they could have deferred on a "qualified" basis under ERISA but for certain tax law limits imposed on qualified deferrals. The Deferred Compensation Plan became effective on April 1, 1997.

        Under the Deferred Compensation Plan, a participant can elect to continue deferrals on a non-qualified basis if and when the participant reaches the $12,000* annual deferral limit under Multifoods' Employees' Voluntary Investment and Savings Plan (the "Savings Plan"). The Savings Plan is a qualified plan under ERISA and Section 401(k) of the Internal Revenue Code. A participant can also elect to defer a percentage (between 2% and 10%) of the participant's "excess covered pay," which includes compensation in excess of $200,000* that cannot be recognized under the Savings Plan, and also includes any amount that a participant elects to defer under any other non-qualified deferred compensation arrangement maintained by Multifoods. Multifoods also provides participants with matching credits on such non-qualified deferrals equal to the additional matching contribution the participant would have received under the Savings Plan if the non-qualified deferrals had instead been made under the Savings Plan. The matching credits vest at the rate of 20% per year of "vesting service" (as such term is defined in the Savings Plan). A participant may receive all contributions and vested portions of the matching credits upon the participant's termination of employment with Multifoods.

        During fiscal year 2003, Dr. Costley and Messrs. Swander, White, Bonvino, Byom and Wright each participated in the Deferred Compensation Plan.

* Adjusted annually as provided by federal law.

Employment Agreement

        On November 1, 1996, Multifoods entered into an employment agreement with Dr. Costley pursuant to which Dr. Costley became employed as Chairman of the Board, President and Chief Executive Officer for the period from January 1, 1997 through December 31, 1999, with automatic one-year renewals thereafter unless Multifoods gives notice of termination. No such notice has been given to Dr. Costley. The agreement provides for an initial annual base salary of $600,000, an annual bonus (commencing with fiscal year 1998) if performance goals to be determined by the Compensation Committee are met, participation in Multifoods' employee benefit plans, and specified perquisites and relocation benefits. The agreement also provided for an award of two separate stock options to purchase an aggregate of 200,000 shares of Multifoods' Common Stock. On December 19, 1997, Dr. Costley's employment agreement was amended to terminate and cancel Dr. Costley's entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses credited towards the non-qualified excess pension benefit under the Management Benefit Plan, effective retroactively to the first day of Dr. Costley's employment with Multifoods. On November 13, 2001, in connection with the appointment of Mr. Swander as the President and Chief Operating Officer of Multifoods, Dr. Costley's Employment Agreement with Multifoods was amended to change his title to Chairman of the Board and Chief Executive Officer of Multifoods. Effective October 1, 2002, Dr. Costley's annual base salary was increased by $55,000 to $770,000.

        If Multifoods terminates Dr. Costley's employment for a reason other than "cause" (as defined in the agreement) or Dr. Costley resigns for "good reason" (as defined in the agreement), Dr. Costley will receive a severance payment to be made over an 18-month period based on 1.5 times his annual base salary and average bonuses for the three previous fiscal years. If Multifoods terminates Dr. Costley's employment following a "change of control" (as defined in the agreement) or if Dr. Costley resigns for any reason within 180 days after a change of control, Dr. Costley will receive a severance payment in installments over a three-year period in the aggregate amount of (i) three times his annual base salary as of the termination date, (ii) three times the average of his bonuses for the three previous fiscal years (or, if bonuses were paid for only two fiscal years, then such average will be calculated using the bonus paid for such two fiscal years) and (iii) either 65% of his annual base salary or his actual bonus for the previous fiscal year, whichever is greater. In the event that any payments by Multifoods to Dr. Costley are subject to an excise tax, including interest and penalties, under the Internal Revenue Code, Multifoods is obligated to reimburse Dr. Costley for such amounts. Assuming a change of control had occurred and Multifoods terminated Dr. Costley's employment or Dr. Costley resigned on March 1, 2003, the amount payable to Dr. Costley would have been approximately $6,519,113.

Severance Agreements and Change in Control Arrangements

        Multifoods is a party to severance agreements with Messrs. Swander, White, Bonvino and Byom. The two-year term of each agreement is automatically extended each year for one additional year unless Multifoods gives notice to the officer that Multifoods does not wish to extend the agreement. No such notice has been given to any executive officer. Under each agreement, Multifoods has agreed to employ the executive officer for a period of two years following a change in control of Multifoods (as defined in the agreement). Under Mr. Swander's severance agreement, if, during the two-year period following the change of control, Mr. Swander's employment is terminated by Multifoods for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement, including Mr. Swander's election to resign employment within 180 days after the commencement of the change of control event), Multifoods is obligated to pay to Mr. Swander, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and (ii) an amount equal to the product of 2.5 times (unless Mr. Swander has attained age 64, in which case the product shall be 1.5 times) the total of Mr. Swander's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to him under Multifoods' Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code. Under the severance agreement for Messrs. White, Bonvino and Byom, if, during the two-year period following the change of control, the officer's employment is terminated by Multifoods for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement), Multifoods is obligated to pay to such officer, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and (ii) an amount equal to 2.5 times the total of the officer's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to the officer under Multifoods' Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code.

        Mr. Swander has an additional severance agreement with Multifoods whereby Multifoods has agreed to pay him one year's salary in the event Multifoods terminates his employment for any reason other than cause. However, Mr. Swander will not receive the severance payment in the event he also receives a severance payment under the "change of control" severance agreement described in the immediately preceding paragraph. As a condition to receiving a severance payment under this additional severance agreement, Mr. Swander will be required to (i) enter into an agreement not to compete with Multifoods and not to solicit Multifoods' customers for one year following the effective date of his termination of employment and (ii) execute a release of any claims against Multifoods.

        Mr. Bonvino has an additional severance agreement with Multifoods whereby Multifoods has agreed to pay him one year's salary in the event Multifoods terminates his employment for any reason other than cause or Mr. Bonvino resigns his employment for good reason.

        In August 2002, Mr. Wright entered into an agreement with Multifoods whereby Multifoods agreed to pay Mr. Wright a severance payment of $1,066,332, his target incentive award under the Multifoods Management Incentive Plan and a $150,000 completion bonus upon (1) the sale of the Multifoods Distribution Group business unit and (2) Mr. Wright's resignation as an officer and director, as applicable, of Multifoods and its subsidiaries. Multifoods also agreed to treat Mr. Wright as if he were on unpaid leave of absence from the date of his resignation until February 28, 2003, solely for the purpose of allowing the vesting of 10,000 shares of restricted common stock of Multifoods previously awarded to Mr. Wright.

        Multifoods has certain other compensatory arrangements with its executive officers that will result from a change in control of Multifoods. The Management Incentive Plan provides that in the event of a change in control of Multifoods during the first six months of Multifoods' fiscal year, each participant in the Management Incentive Plan will receive an immediate cash payment equal to 100% of the target award for that fiscal year, plus 100% of the positive balance of any incentive bank maintained in the name of the participant. In the event of a change in control during the last six months of Multifoods' fiscal year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target award for that fiscal year or (ii) the amount determined based upon the anticipated results relating to the performance objectives for that fiscal year. In addition, each participant will receive 100% of the positive balance of any incentive bank maintained in the name of the participant.

        Assuming a change in control of Multifoods had occurred and each of the executive officers' employment was terminated by Multifoods or each executive officer terminated his employment for "good reason" on March 1, 2003, the total amounts payable to Messrs. Swander, White, Bonvino and Byom under the above-described severance agreements and Management Incentive Plan would have been approximately $2,848,582, $1,304,487, $2,248,366 and $1,770,432, respectively.

        In addition, in the event of a change in control of Multifoods, stock options outstanding under Multifoods' stock-based incentive plans that are not yet exercisable become immediately exercisable and all shares of restricted stock and restricted stock units outstanding vest in full.

        The Management Benefit Plan provides for lump sum payments to the participants in the event of a change in control of Multifoods plus an additional amount in the event the payment constitutes a "parachute payment" under the Internal Revenue Code. In addition, the Board of Directors authorized the establishment and funding of a trust for the purpose of assisting Multifoods in fulfilling its obligations to the participants in the Management Benefit Plan, which trust will become irrevocable upon the earlier of (i) a change in control of Multifoods or (ii) a favorable ruling from the Internal Revenue Service that the creation and funding of the trust does not result in constructive receipt to the participants, neither of which events has yet occurred. Assuming a change in control of Multifoods had occurred on March 1, 2003, in addition to the change of control payments described above, the lump sums payable under the Management Benefit Plan to the executive officers named in the Summary Compensation Table would have been approximately as follows: Dr. Costley—$522,670, Mr. Swander—$68,434, Mr. White—$2,064, Mr. Bonvino—$1,135,716, Mr. Byom—$92,562 and Mr. Wright—$717,505.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return on the Common Stock of Multifoods for the last five fiscal years with the cumulative total return of the Standard & Poor's MidCap 400 Composite Stock Index (the "S&P MidCap 400") and the Standard & Poor's 400 Packaged Foods and Meats Index (the "S&P 400 Packaged Foods & Meats") for the same period. The graph assumes the investment of $100 in Multifoods' Common Stock and each of the respective indexes on February 28, 1998 and reinvestment of all dividends. The cumulative returns are as of the last day of the applicable fiscal year of Multifoods.

TOTAL SHAREHOLDER RETURNS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To Multifoods' knowledge, based solely on Multifoods' records and written representations from Multifoods' executive officers and directors, Multifoods believes that, during the fiscal year ended March 1, 2003, each of its executive officers and directors has filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934, except that Donald H. Twiner, an executive officer of Multifoods, erroneously reported on a Form 4 dated November 1, 2002 that he acquired 63.189 shares of Multifoods Common Stock under the Stock Purchase Plan of Robin Hood Multifoods Inc., a wholly-owned subsidiary of Multifoods (the "RHSPP"). In fact, Mr. Twiner had acquired 67.839 shares under the RHSPP. The error was subsequently corrected when Mr. Twiner filed an amended Form 4 dated November 1, 2002 reporting the correct number of shares acquired.

AUDIT COMMITTEE REPORT AND APPOINTMENT OF INDEPENDENT AUDITORS

Audit Committee Report

        Management is primarily responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of Multifoods' consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee reviews Multifoods' financial reporting process on behalf of the Board of Directors. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Multifoods' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        The Audit Committee has discussed with the independent auditors, the auditors' independence from Multifoods and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has also considered whether the non-audit related services provided by the independent auditors were compatible with maintaining the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Multifoods' Annual Report on Form 10-K for the fiscal year ended March 1, 2003, for filing with the Securities and Exchange Commission.

        Following the end of fiscal year 2003, the Board of Directors amended the Audit Committee Charter to reflect the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees. The Audit Committee and the Board of Directors will continue to review the Audit Committee Charter following the adoption of the currently proposed New York Stock Exchange audit committee standards and any new rules regarding audit committee responsibility under the Sarbanes-Oxley Act. A copy of the amended Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

                      Jack D. Rehm, Chairman
                      Claire L. Arnold
                      Isaiah "Ike" Harris, Jr.
                      James M. Jenness
                      J. David Pierson
                      Lois D. Rice

                      Members of the Audit Committee

Audit Fees

        Audit fees billed or expected to be billed to Multifoods by KPMG LLP for the audit of Multifoods' financial statements for the fiscal year ended March 1, 2003 and for reviews of the financial statements included in Multifoods' quarterly reports on Form 10-Q for the last fiscal year totaled $570,300.

Financial Information Systems Design and Implementation Fees

        KPMG LLP did not render services to Multifoods during the last fiscal year related to design and implementation of financial information systems.

All Other Fees

        Fees billed or expected to be billed to Multifoods by KPMG LLP for all services provided during the last fiscal year, other than the services described above under "Audit Fees", totaled $106,300. Of this amount, $73,200 were fees for tax planning and compliance matters and $33,100 were fees for audit-related work consisting of audits of Multifoods' benefits plans.

APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors of Multifoods has appointed KPMG LLP, certified public accountants, as Multifoods' independent auditors for the fiscal year ending February 28, 2004, subject to stockholder approval. KPMG LLP has audited the books of Multifoods for many years. If the stockholders do not, by the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, approve the appointment of KPMG LLP as Multifoods' independent auditors, their appointment will be reconsidered by the Audit Committee of the Board of Directors. However, because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for the fiscal year ending February 28, 2004 unless there were compelling reasons for making an immediate change.

        Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

        The Board of Directors recommends a vote FOR the approval of the appointment of KPMG LLP.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        If you wish to submit proposals to be included in our proxy statement for the 2004 Annual Meeting of Stockholders, they must be received at the principal executive offices of Multifoods by the close of business on January 16, 2004. Proposals should be sent to the attention of the Secretary.

        Under Multifoods' Bylaws, if you wish to bring business before the stockholders at the 2004 Annual Meeting, you must notify the Secretary in writing no later than 90 days prior to the first anniversary of the date of the 2003 Annual Meeting. However, in the event that the date of the 2004 Annual Meeting has been changed by more than 30 calendar days from the anniversary date of the 2003 Annual Meeting, you must notify the Secretary in writing by no later than the later of 90 days prior to the 2004 Annual Meeting or 10 calendar days following the day on which public announcement of such meeting is first made. Your notice must contain the specific information required in our Bylaws. Please note that these requirements relate only to matters you wish to bring before the stockholders at the annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

        If you would like a copy of our Bylaws, please write to the Secretary and we will send you one without charge.

OTHER MATTERS

        Multifoods is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to the best interests of Multifoods.

                      By Order of the Board of Directors

                      FRANK W. BONVINO
                       Secretary

May 15, 2003

Exhibit A

INTERNATIONAL MULTIFOODS CORPORATION
AUDIT COMMITTEE CHARTER

Purpose:

        The Audit Committee of the Board (the "Committee") shall assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditor's qualification and independence, (3) the performance of the Corporation's internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements. All Board members who are not members of the Committee may attend any regularly scheduled meeting of the Committee and shall be furnished copies of all materials furnished to members of the Committee in advance of such meetings.

Committee Membership:

        The Committee shall consist of no fewer than three members. The members of the Committee shall be "Independent Directors", as defined in ARTICLE II, Section 17, of the Bylaws of the Corporation, and shall meet the independence and experience requirements of the New York Stock Exchange, Section 10(A)(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). Committee members shall not simultaneously serve on the audit committee of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board in consultation with the Chairman of the Board and Chief Executive Officer of the Corporation. Committee members may be replaced by the Board.

Committee Proxy Report:

        The Committee shall submit the report required by the rules of the Commission to be included in the Corporation's annual proxy statement.

Committee Meetings:

        The Committee shall meet as often as it determines but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditor and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation's independent auditor or counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibility:

        The Committee shall have sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholders' ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolutions of disagreements between management and the independent auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work). The independent auditor shall report directly to the Committee.

        The Committee shall approve in advance all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled regular meeting.

        The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to advisors employed by the Committee.

        The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

        The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters:

1.
Review and discuss with management and the independent auditor the annual audited financial statements of the Corporation including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.

2.
Review and discuss with management and the independent auditor the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, including results of the independent auditor's review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues noted and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any major issues as to the adequacy of the Corporation's internal controls and any special steps adopted in light of material control deficiencies.

4.
Review and discuss quarterly reports from the independent auditor on:

(a)
All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within Generally Accepted Accounting Principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)
Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Corporation's earnings press releases, including the use of "pro-forma" or "adjusted" non-GAAP information. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance-sheet structures on the Corporation's financial statements.

7.
Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Committee by the Corporation's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

Oversight of the Corporation's Relationship with the Independent Auditor:

10.
Review and evaluate the lead partner of the independent auditor firm, including input from management.

11.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

12.
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.
Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

14.
Discuss with the independent auditor issues concerning the Corporation on which the national office of the independent auditor was consulted by the independent auditor.

15.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Corporation's Internal Audit Function:

16.
Review the appointment and replacement of the senior internal auditing executive.

17.
Review (a) the significant reports to management prepared by the internal auditing department and management's responses and (b) the annual internal audit plan of the Corporation.

18.
Discuss with the independent auditor and management, and separately, with the senior internal auditing executive of the Corporation, the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

19.
Meet separately with the senior internal audit executive of the Corporation at each regularly scheduled meeting of the Committee and at any other time requested by the chair of the Committee.

Compliance Oversight Responsibilities:

20.
Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

22.
Review annually with the General Counsel of the Corporation pending litigation involving the Corporation and its subsidiaries.

23.
Review annually with the internal auditor the travel and entertainment expenses and the consulting, legal and other professional fees paid by the Corporation in the preceding fiscal year.

24.
Review preliminary copies of the proxy statement and related proxy materials to be filed with the Commission in connection with the Annual Meeting of Stockholders of the Corporation.

25.
Discuss with the Corporation's General Counsel legal matters that may have a material impact on the financial statements or the Corporation's compliance policies.

Limitation on the Committee's Role:

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Exhibit B

INTERNATIONAL MULTIFOODS COPORATION
PRINCIPLES OF CORPORATE GOVERNANCE

1.     Selection of Chairman and CEO

        The Chairman of the Board of the Company is also the Chief Executive Officer. The Board reserves the right to decide at any time whether it is in the best interest of the Company to keep separate the positions of Chairman of the Board and Chief Executive Officer.

2.     Lead Director Concept

        The Board has not adopted a lead director concept. In those instances where the outside directors meet without the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee shall chair that meeting.

3.     Number of Board Committees

        The Board has five committees: Audit, Compensation and Human Resources, Executive, Finance and Benefit Investment, and Nominating and Corporate Governance. The Board has the flexibility to form a new committee or disband a current committee. The Bylaws of the Company currently provide that only Independent Directors (as defined in Section 17 (c) of Article II of the Bylaws) may be members of the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee. It is the policy of the Board that only outside directors serve on the Audit Committee and the Finance and Benefit Investment Committee.

        The Nominating and Corporate Governance Committee has the responsibility to review corporate governance principles and issues and make recommendations to the Board.

4.     Assignment and Rotation of Committee Members and Committee Chairs

        The Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, designates the members of Board Committees taking into account each outside director's particular experience, knowledge and preference. The Board believes that the chair and membership of the Board Committees should rotate every three years. However, the Board does not believe that rotation should be mandated since there are significant benefits attributable to continuity, experience gained in service on a Board Committee, and the particular expertise and talent of individual directors.

5.     Frequency and Length of Board and Committee Meetings

        The Board, at least bi-yearly, adopts a master schedule of regular meetings of the Board, and regular meetings of the Audit, Compensation and Human Resources, Finance and Benefit Investment and Nominating and Corporate Governance Committees. At least four regular meetings of the Board are held each year. The Chairman determines the length of the meetings of the Board, and the Chairman, in consultation with the Board Committee chairs, determines the length of the Board Committee meetings. The Chair of the Executive Committee determines the frequency and length of the meetings of this Committee.

6.     Committee Agendas

        Appropriate members of management and staff and Board Committee chairs develop the agendas for Committee meetings. Each member of the Committee is free to raise at any Committee meeting subjects that are not on the agenda. Committee actions are reported to the full Board.

7.     Agenda Items for Board Meetings

        The Chairman of the Board establishes the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda and to raise subjects that are not on the Board agenda. At least one Board meeting each year includes a special Board session during which the Board reviews corporate and business unit strategic business plans.

8.     Board Materials Distributed in Advance

        It is the policy of the Board that agendas and related back-up materials for Board and Board Committee meetings be sent to the directors in advance of the meeting. Such materials are prepared in reasonable summary form. However, any director desiring additional data, reports or further detailed information has the right to obtain whatever information is reasonably available.

9.     Regular Attendance of Non-Directors at Board Meetings

        The Chairman of the Board invites senior officers to regularly attend Board and Board Committee meetings, as appropriate.

10.   Executive Sessions of Outside Directors

        An executive session is scheduled at each regularly scheduled Board meeting at which outside directors have an opportunity to meet among themselves.

11.   Contacts Among Directors and Board Access to Management

        There are no restrictions on contacts or discussions by directors with officers of the Company; however any contact by a director should be carefully handled by the directors to avoid directing or interfering with normal day-to-day operations of the business. The Chief Executive Officer of the Company will determine appropriate ways to facilitate interaction between the directors and management.

12.   Director Compensation

        The Board encourages stock ownership by directors. Outside directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase Common Stock of the Company. In addition, each outside director receives an annual grant of non-qualified stock options to purchase 2500 (as of July 1, 2002) shares of Company's Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant.

13.   Share Ownership Guidelines for Directors

        Each outside director is expected to own Common Stock of the Company having a value of four times the amount of the annual retainer fee paid to such director. This amount will be accumulated within five years from July 1, 1998 or from the date a new directorship commences. On the date that this five-year period begins, the dollar amount of four times the annual retainer will be converted to a specific number of shares based on the closing price that day.

14.   Size of the Board

        It is the policy of the Board that the Board shall include a maximum of twelve and a minimum of seven directors.

15.   Mix of Inside and Outside Directors

        The Bylaws of the Company provide that a majority of the directors of the Company shall be Independent Directors. It is the policy of the Board that there will be no more than two inside directors on the Board.

16.   Definition of "Independent Director"

        The Company's Bylaws defining Independent Director were approved by the Board in March 1993. Under the Bylaws, the term "Independent Director" means a director who: (i) is not and has not been employed by the Company or its subsidiaries in an executive capacity within five years immediately prior to the annual meeting at which the nominees of the Board of Directors will be voted upon; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to the Company or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the Company or its subsidiaries; (iv) does not have significant personal services contract(s) with the Company or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the Company or its subsidiaries; and (vi) is not a spouse, parent, sibling, child of any person described by (i) through (v).

17.   Retiring Chief Executive's Board Membership

        A retiring chief executive officer shall resign from the Board concurrent with his or her retirement date.

18.   Board Membership Criteria

        Outside directors of the Company should be persons with broad training, knowledge and experience in business, finance, education, government or other professions or vocations who have earned distinction in their chosen fields. Director nominees are also evaluated on the basis of the commitment they can make to the directorship, the time that will be required and their ability to add value to the Company.

19.   Selection of New Director Candidates

        The Nominating and Corporate Governance Committee considers, reviews, evaluates and recommends candidates for nomination for membership on the Board. The Committee, within the scope of the Board's policy on criteria for selection of director nominees, establishes minimum qualifications to be used in nominee selection and establishes procedures for handling recommendations received from the directors of the Company or other sources.

20.   Assessment of the Board and Individual Directors

        The Board believes that it is important that the Board and each director continually improve performance. It is for this reason that the Board has adopted a process to evaluate the Board as a whole on an annual basis. Additionally, the Board has adopted a process to evaluate each individual outside director's performance at least every three years. The Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board will review with each incumbent director, prior to the time that such director's name is submitted to the Nominating and Corporate Governance Committee for consideration as a director nominee for an additional term, the most recent performance evaluation of such director.

21.   Annual Evaluation of the CEO

        The Board annually evaluates the performance of the Chief Executive Officer. As part of this evaluation, the outside directors complete a written evaluation of the Chief Executive Officer's performance measured against stated annual objectives mutually agreed by the Chief Executive Officer and the Board. In addition, direct reports of the Chief Executive Officer evaluate the performance of the Chief Executive Officer based on their interactions during the year. At the conclusion of the process, the Board meets with the Chief Executive Officer to review the evaluation results.

22.   Change of Status of Directors

        It is the policy of the Board that any inside director or outside director whose affiliation or position of principal employment changes after election to the Board shall promptly submit his or her resignation as a director for consideration by the Board of the effect of that change upon the interest of the Company.

23.   Retirement Age

        It is the policy of the Board that outside directors of the Company shall retire from the Board effective immediately following the adjournment of the first annual meeting of stockholders after attaining age 70. Inside directors will not be eligible for election to the Board after attaining age 65 or following early retirement and, if in office as a director at such age, will be expected to resign upon attainment of age 65 or, if earlier, on the date of early retirement.

24.   Succession Planning and Management Performance

        It is the practice of the Board to annually review succession planning for key management positions and performance of people in those positions.

INTERNATIONAL MULTIFOODS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 20, 2003

1:00 p.m.

THRIVENT FINANCIAL FOR LUTHERANS AUDITORIUM
625 Fourth Avenue South
Minneapolis, Minnesota

proxy

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary E. Costley, Nicholas L. Reding and Dolph W. von Arx, or each or any of them, with full power of substitution, to vote all of the shares of International Multifoods Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of International Multifoods Corporation, a Delaware corporation, to be held on Friday, June 20, 2003, at 1:00 p.m. local time, and at all adjournments thereof, and in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

THIS PROXY MUST BE DATED, SIGNED BY THE STOCKHOLDER(S) AND RETURNED PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

\*/ Please detach here \*/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	ELECTION OF DIRECTORS:			☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees
	01 Gary E. Costley	02 J. David Pierson	03 Nicholas L. Reding		(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.			☐ For ☐ Against ☐ Abstain
3.	In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Address Change? Mark Box ☐ Indicate changes below:	Dated:	, 2003

Stockholder signature
Signature(s) in Box
Please sign your name exactly as it appears printed hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.

INTERNATIONAL MULTIFOODS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 20, 2003

1:00 p.m.

THRIVENT FINANCIAL FOR LUTHERANS AUDITORIUM
625 Fourth Avenue South
Minneapolis, Minnesota

CONFIDENTIAL VOTING INSTRUCTIONS TO WELLS FARGO BANK
MINNESOTA, N.A., AS TRUSTEE UNDER THE EMPLOYEES' VOLUNTARY
INVESTMENT AND SAVINGS PLAN OF INTERNATIONAL MULTIFOODS CORPORATION

I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 20, 2003, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

THIS CARD MUST BE DATED, SIGNED BY THE STOCKHOLDER AND RETURNED PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

\*/ Please detach here \*/

1.	ELECTION OF DIRECTORS:			☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees
	01 Gary E. Costley	02 J. David Pierson	03 Nicholas L. Reding		(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.			☐ For ☐ Against ☐ Abstain

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE WILL EXERCISE VOTING RIGHTS IN PROPORTION TO THE VOTING INSTRUCTIONS ACTUALLY RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Dated:	, 2003
Stockholder signature (Please date and sign exactly as your name appears hereon)

INTERNATIONAL MULTIFOODS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 20, 2003

1:00 p.m.

THRIVENT FINANCIAL FOR LUTHERANS AUDITORIUM
625 Fourth Avenue South
Minneapolis, Minnesota

CONFIDENTIAL VOTING INSTRUCTIONS TO THE CANADA TRUST COMPANY
AS TRUSTEE UNDER THE STOCK PURCHASE PLAN OF
ROBIN HOOD MULTIFOODS INC.

I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 20, 2003, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

THIS CARD MUST BE DATED, SIGNED BY THE STOCKHOLDER AND RETURNED PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

\*/ Please detach here \*/

1.	ELECTION OF DIRECTORS:			☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees
	01 Gary E. Costley	02 J. David Pierson	03 Nicholas L. Reding		(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.			☐ For ☐ Against ☐ Abstain

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE MAY EXERCISE VOTING RIGHTS IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.

Address Change? Mark Box ☐ Indicate changes below:	Dated:	, 2003
Stockholder signature (Please date and sign exactly as your name appears hereon)

QuickLinks

INTERNATIONAL MULTIFOODS CORPORATION 110 CHESHIRE LANE MINNETONKA, MINNESOTA 55305 952-594-3300 May 15, 2003
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 20, 2003
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 20, 2003
GENERAL MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT AND APPOINTMENT OF INDEPENDENT AUDITORS
APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER MATTERS
INTERNATIONAL MULTIFOODS CORPORATION AUDIT COMMITTEE CHARTER
INTERNATIONAL MULTIFOODS COPORATION PRINCIPLES OF CORPORATE GOVERNANCE